DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:	January 27, 2011

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Executive Vice President and CFO

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three Months and Year Ended December 31, 2010

DANVERS, MASSACHUSETTS (January 27, 2011): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank, today reported net income of $4.9 million for the quarter ended December 31, 2010 compared to $2.6 million for the same quarter in 2009.  For the year ended December 31, 2010, net income was $18.2 million compared to $5.3 million for the same period in 2009.  The combination of the acquisition of Beverly National Corporation (“Beverly”), organic growth, particularly within the loan portfolio, and the overall improvement of the Company’s net interest margin resulted in a significant increase in net interest income and, to a lesser extent, an increase in non-interest income.  These increases were partially offset by increased salaries and benefits expense, occupancy, other operating expenses and provision for income taxes.  Most notably, net interest income for the quarter and year ended December 31, 2010 improved by $3.4 million, or 17.9%, and $26.5 million, or 44.9%, respectively, when compared to the same periods in 2009.

Compared to the quarter ended September 30, 2010, net income increased by $703,000, or 16.9%.  An increase in net interest income and non-interest income were somewhat offset by increases in the provision for loan losses, non-interest expense and income taxes between the comparable periods.

Proposed Merger

On January 20, 2011, the Company announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with People’s United Financial, Inc. (“People’s United”), a Delaware corporation.  Pursuant to the Merger Agreement, People’s United will acquire the Company in a 55% stock and 45% cash merger transaction valued at approximately $493 million, based on the 10-day average closing price of People’s United’s common stock for the period ended January 19, 2011.

The Merger Agreement provides that the Company will be merged with and into People’s United (the “Merger”), with People’s United continuing as the surviving corporation.  Simultaneously with the effective time of the Merger, the Company’s subsidiary bank, Danversbank, will be merged with and into People’s United subsidiary bank, People’s United Bank, with People’s United Bank continuing as the surviving entity.  The Company anticipates that the Merger will close in the second quarter of 2011, subject to customary closing conditions and receipt of regulatory approvals.

Under the terms and conditions of the Merger Agreement, the Company’s stockholders have the right to elect to receive (i) $23.00 in cash or (ii) 1.624 shares of People’s United common stock for each share of Company common stock, subject to customary pro ration provisions, whereby 55% of Company shares are exchanged for stock and 45% for cash.

“I’m confident that this transaction will benefit Danvers Bancorp shareholders, customers and employees,” said Kevin T. Bottomley, Chairman, President and Chief Executive Officer of Danvers Bancorp. “People’s United brings substantial resources for increased lending, additional products and services and opportunities for professional development for our employees. When coupled with our highly experienced lending staff and extensive eastern

DANVERS BANCORP, INC.

Massachusetts branch network, the combined organization will be well positioned to compete with the biggest players in the Greater Boston area.”

Selected 2010 fourth quarter and annual financial highlights include:

•	Non-performing assets to total assets of 0.52% compared to 0.77% for Q4 ‘09 and 0.73% for Q3 ‘10;
•	Net interest margin of 3.53% compared to 3.57% for Q4 ‘09 and 3.49% for Q3 ‘10;
•	Net interest income increased 17.9% compared to Q4 ‘09 and 9.1% compared to Q3 ‘10;
•	Non-interest income increased 59.2% compared to Q4 ‘09 and 37.2% compared to Q3 ‘10;
•	7% loan growth in 2010; and
•	19% deposit growth in 2010.

“Deposit growth was strong throughout 2010.  Loan growth clearly picked up over the last six months of the year.  In combination with our net interest margin, the Company’s results for the full year were extremely encouraging,” noted Mr. Bottomley.

Earnings per share basic and diluted for the fourth quarter of 2010 and 2009 were $0.25 and $0.14, respectively.  Earnings per share basic and diluted for the quarter ended September 30, 2010 was $0.21.  Earnings per share basic and diluted for the years ended December 31, 2010 and 2009 were $0.91 and $0.31, respectively.

Dividend Declared

The Board of Directors of the Company has declared a cash dividend on its common stock of $0.04 per share.  The dividend will be paid on or after February 25, 2011 to shareholders of record as of February 11, 2011.

2010 Earnings Summary

The Company’s net interest income increased $3.4 million, or 17.9%, during the fourth quarter of 2010 compared to the same period in 2009.  For the years ended December 31, 2010 and 2009, net interest income increased $26.5 million, or 44.9%.  These increases are attributable to the overall growth of the Company and, in particular, the growth of the loan portfolio and the improvement in the Company’s net interest margin (“NIM”).  The Company’s NIM improved by 29 basis points from 3.27% for the year ended December 31, 2009 to 3.56% for the year ended December 31, 2010 mainly due to a 69 basis point decline in overall funding costs.

The Company’s fourth quarter net interest income increased $1.9 million, or 9.1%, compared to the third quarter of 2010 mainly due to the decrease in the cost of interest-bearing liabilities.  We experienced an 8 basis point decrease in the yield on earning assets, while the cost of interest-bearing liabilities decreased by 12 basis points.  As a result, the Company’s NIM increased from 3.49% to 3.53% between the third and fourth quarters of 2010.

“Deposit funding is abundant at the moment and these balances can be acquired at a reasonable cost.  The competition for new loan originations however, especially from some of the larger institutions, remains extremely challenging.  We expect that the pressure on loan pricing could impact our net interest margin as we transition into 2011,” mentioned Mr. Bottomley.

Non-interest income for the fourth quarter of 2010 totaled $3.8 million, an increase of $1.4 million, or 59.2%, compared to the fourth quarter of 2009.  The improvement was primarily due to an increase of $166,000 in net gain on sales of loans, $110,000 in trust services fees, $82,000 in additional deposit account service fees and a $1.1 million increase in the other operating income that was primarily related to a gain in one of the Company’s limited partnership investments.  For the year ended December 31, 2010, non-interest income increased $5.8 million, or 76.2%, compared to the same period in 2009.  Net gain on sales of securities, trust services fees and service charges on deposits were the largest contributors to the increase.

DANVERS BANCORP, INC.

Non-interest income for the fourth quarter of 2010 increased $1.0 million, or 37.2%, compared to the third quarter of 2010.  This increase was primarily due to a $910,000 gain on one limited partnership investment.  While the Company’s general levels of non-interest revenues have shown incremental improvement, developing additional and meaningful sources of non-interest income remains a significant challenge.

Non-interest expense increased $740,000, or 4.2%, between the quarters ended December 31, 2010 and 2009, respectively, due primarily to increases in salaries and employee benefits and occupancy expense as a result of the additional personnel and branches related to the Beverly acquisition and the overall expansion of the Company’s branch network.  For the year ended December 31, 2010, non-interest expense increased $14.6 million, or 26.2%, from the comparable period in 2009.  Salaries and benefits, occupancy and general other operating expense, related to operating the larger combined franchise, were the primary reasons for the increase in non-interest expense.

Non-interest expense increased by $677,000, or 3.9%, for the fourth quarter of 2010 compared to the third quarter of 2010.   Increases in salaries and benefits and advertising expense were the primary reasons for the increase.

Since the fully taxable components of the Company’s revenues have increased as a result of the Beverly acquisition and organic growth of the franchise, the Company’s 2010 effective tax rate has increased when compared to the comparable three and twelve month periods in 2009.  As of December 31, 2010, the Company’s effective tax rate was 20.9%.

Balance Sheet Summary

Total assets increased by $353.6 million, or 14.1%, during the year ended December 31, 2010.  Net loans (including loans held for sale) increased $114.3 million, or 6.9%, securities, in aggregate, increased by $273.6 million, or 45.4%, and cash and cash equivalents decreased $41.5 million, or 57.8%, during the year.  On the liability side, deposit balances increased by $334.2 million, or 18.9%, for the year ended December 31, 2010.  After experiencing very strong loan, deposit and overall balance sheet growth in 2008 and 2009, the Company’s growth pattern for the year ended December 31, 2010 has been more modest.  While the Company has experienced a constant inflow of deposits during the year, it was only during the third and fourth quarters that the Company’s loan balances and origination activities have demonstrated a meaningful increase.  The Company continues to focus much of its lending resources on commercial and industrial (“C&I”) and selected permanent commercial real estate opportunities.

The Company experienced some improvement in its asset quality metrics for the quarter ended December 31, 2010.  Non-performing assets (“NPAs”) totaled $14.8 million at December 31, 2010 compared to $19.2 million at September 30, 2010 and December 31, 2009.  NPAs as a percentage of total assets decreased to 52 basis points at the end of the current quarter.  This compares to NPA metrics of 73 basis points and 77 basis points for the quarters ended September 30, 2010 and December 31, 2009, respectively.  At December 31, 2010, total NPAs consisted of $13.0 million in loans considered impaired and on non-accrual, $927,000 in performing troubled debt restructures and $832,000 in other real estate owned (“OREO”).  Despite the improvement during the fourth quarter of 2010, the number of problem credits being resolved has been offset by an equal number of new problem credits from quarter to quarter.  At December 31, 2010, the OREO balance consists of two properties.

Notwithstanding the current economic and employment conditions, the Company’s asset quality metrics and delinquency trends continue to be stable and favorable when compared to many industry peers.  The fourth quarter provision for loan losses for both 2010 and 2009 was $1.8 million and $900,000 for the third quarter of 2010, as management continued to augment the allowance during the quarter in response to some relatively strong loan growth.  The allowance for loan losses increased $3.2 million, or 21.8%, for the year and represents 1.00% of total loans at December 31, 2010.    Net charge-offs for the quarter and year ended December 31, 2010 were $360,000 and $1.9 million, respectively.  By comparison, net charge-offs were $929,000 and $2.5 million for the comparable periods in 2009.  The allowance represents 128.5% of non-performing loans at December 31, 2010 compared to 82.5% at December 31, 2009.

DANVERS BANCORP, INC.

Deposits increased by $334.2 million, or 18.9%, to $2.1 billion at December 31, 2010 compared to $1.8 billion at December 31, 2009.  During the year, the Company experienced increases in all but one deposit category.  This growth is attributable to the Company’s expanded retail branch presence and online banking initiatives.  The Company opened its Cambridge and Waltham locations in 2009, its first Boston retail location in the first quarter of 2010 and its Needham location in the third quarter of 2010.  These branches have already attracted $128.1 million in new deposit balances.  The previously announced Lexington branch is slated to open during the first quarter of 2011.  Despite the low levels of short-term interest rates, the Company has experienced success in raising core deposit balances.

Short-term Federal Home Loan Bank (“FHLB”) advances, repurchase agreements and Federal Reserve Board (“FRB”) short-term advances increased by $48.0 million, or 40.0%, decreased by $7.5 million, or 14.2% and increased $1.0 million, or 100%, respectively, at December 31, 2010 compared to December 31, 2009.  Management has selectively replaced some short and long-term borrowing with the aforementioned deposit inflows and in the process has lessened the Company’s reliance on any single funding source.  The Company had approximately $196.8 million in various FHLB term advances outstanding and an additional $214.3 million in short-term borrowings at December 31, 2010.  The Company’s short-term borrowings consist of short-term FHLB advances, overnight customer repurchase agreements and FRB short-term advances.  From a funding and liquidity perspective, the Company has ready access to a number of large, stable and well-diversified short-term funding sources and these alternatives are available at competitive rates given the current rate environment.

Company Profile

Danvers Bancorp, Inc., the holding company for Danversbank, is headquartered in Danvers, Massachusetts.  The Company has grown to $2.9 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 27 other branch offices located in Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Hamilton, Malden, Manchester, Middleton, Needham, Peabody, Reading, Revere, Salem, Saugus, Topsfield, Waltham, Wilmington and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including C&I loans, commercial real estate loans, owner-occupied residential mortgages and consumer loans and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers, funds generated from operations and selected borrowings. We also provide wealth management and trust services, treasury management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions.  As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” “project,” “seek,” “plan” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the risk factors described in the Company’s December 31, 2009 Annual Report on Form 10-K, filed March 16, 2010, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp, Inc. is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2010	2009
	(In thousands)
ASSETS
Cash and cash equivalents	$30,282	$71,757
Certificates of deposit	-	10,679
Securities available for sale, at fair value	723,610	481,100
Securities held to maturity, at cost	152,731	110,932
Loans held for sale	2,881	1,948
Loans	1,782,741	1,666,164
Less allowance for loan losses	(17,900)	(14,699)
Loans, net	1,764,841	1,651,465

Restricted stock, at cost	18,172	18,726
Premises and equipment, net	39,793	36,764
Bank-owned life insurance	34,250	32,900
Other real estate owned	832	1,427
Accrued interest receivable	9,845	9,998
Deferred tax asset, net	15,675	9,619
Goodwill and intangible assets	33,119	35,094
Prepaid FDIC assessment	6,215	8,515
Prepaid taxes	393	6,348
Other assets	20,706	12,477
	$2,853,345	$2,499,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand deposits	$246,973	$224,776
Savings and NOW accounts	449,036	376,975
Money market accounts	837,647	621,683
Term certificates over $100,000	344,165	314,097
Other term certificates	222,205	228,272
Total deposits	2,100,026	1,765,803
Short-term borrowings	214,330	172,829
Long-term debt	196,778	218,475
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	26,972	27,011
Total liabilities	2,568,071	2,214,083

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized;
none issued	-	-
Common stock; $0.01 par value, 60,000,000 shares authorized; 22,316,125 shares
issued	223	223
Additional paid-in capital	239,163	237,577
Retained earnings	88,067	71,864
Accumulated other comprehensive income (loss)	(2,102)	3,650
Unearned restricted shares - 530,558 and 639,807 shares at December 31, 2010
and 2009, respectively	(5,331)	(6,793)
Unearned compensation - ESOP; 1,213,290 and 1,284,660 shares at
December 31, 2010 and 2009, respectively	(12,133)	(12,846)
Treasury stock, at cost; 1,592,382 and 610,593 shares at December 31, 2010
and 2009, respectively	(22,613)	(8,009)
Total stockholders' equity	285,274	285,666
	$2,853,345	$2,499,749

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$25,162	$21,650	$96,320	$71,417
Interest on debt securities:
Taxable	5,500	5,842	21,297	21,622
Non-taxable	498	248	1,255	906
Dividends on equity securities	-	5	12	6
Interest on cash equivalents and certificates of deposit	20	114	125	406
Total interest and dividend income	31,180	27,859	119,009	94,357

Interest expense:
Interest on deposits:
Savings and NOW accounts	1,268	875	4,939	2,717
Money market accounts	2,433	2,479	9,628	11,190
Term certificates	2,510	2,822	9,761	11,922
Interest on short-term borrowings	64	103	244	372
Interest on long-term debt and subordinated debt	2,256	2,366	9,107	9,282
Total interest expense	8,531	8,645	33,679	35,483
Net interest income	22,649	19,214	85,330	58,874
Provision for loan losses	1,750	1,750	5,150	5,110
Net interest income, after provision for loan losses	20,899	17,464	80,180	53,764

Non-interest income:
Service charges on deposits	1,136	1,054	4,572	3,557
Loan servicing fees	35	60	195	123
Net gain on sales of loans	220	54	929	826
Net gain on sales of securities, net of impairment write-down	-	2	2,109	6
Loss on impairment of available for sale securities	-	-	(779)	-
Gain (loss) on limited partnerships	717	(3)	57	(99)
Increase in cash surrender value of bank-owned life insurance	346	331	1,350	884
Trust services	373	263	1,571	263
Other operating income	1,010	649	3,365	2,029
Total non-interest income	3,837	2,410	13,369	7,589

Non-interest expenses:
Salaries and employee benefits	10,020	8,683	39,012	30,301
Occupancy	2,073	1,706	8,077	5,960
Equipment	1,071	1,195	4,180	3,659
Outside services	575	929	2,121	2,069
Other real estate owned expense	176	393	827	819
Deposit insurance expense	706	692	2,670	2,807
Advertising expense	416	491	1,272	1,088
Other operating expense	3,183	3,391	12,371	9,192
Total non-interest expenses	18,220	17,480	70,530	55,895
Income before income taxes	6,516	2,394	23,019	5,458
Provision (benefit) for income taxes	1,661	(234)	4,818	149
Net income	$4,855	$2,628	$18,201	$5,309

Weighted-average shares outstanding:
Basic	19,612,520	18,488,838	20,048,042	16,980,117
Diluted	19,676,484	18,600,778	20,067,767	16,980,117

Earnings per share:
Basic	$0.25	$0.14	$0.91	$0.31
Diluted	$0.25	$0.14	$0.91	$0.31

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	December 31,	September 30,
	2010	2010
	(Dollars in thousands,
	except per share amounts)
Interest and dividend income:
Interest and fees on loans	$25,162	$23,563
Interest on debt securities:
Taxable	5,500	5,441
Non-taxable	498	310
Dividends on equity securities	-	8
Interest on cash equivalents and certificates of deposit	20	30
Total interest and dividend income	31,180	29,352

Interest expense:
Interest on deposits:
Savings and NOW accounts	1,268	1,403
Money market accounts	2,433	2,563
Term certificates	2,510	2,206
Interest on short-term borrowings	64	41
Interest on long-term debt and subordinated debt	2,256	2,377
Total interest expense	8,531	8,590
Net interest income	22,649	20,762
Provision for loan losses	1,750	900
Net interest income, after provision for loan losses	20,899	19,862

Non-interest income:
Service charges on deposits	1,136	1,129
Loan servicing fees	35	34
Net gain on sales of loans	220	466
Net gain on sales of securities, net of impairment write-down	-	67
Gain (loss) on limited partnerships	717	(462)
Increase in cash surrender value of bank-owned life insurance	346	346
Trust services	373	362
Other operating income	1,010	854
Total non-interest income	3,837	2,796

Non-interest expenses:
Salaries and employee benefits	10,020	9,787
Occupancy	2,073	1,936
Equipment	1,071	1,055
Outside services	575	474
Other real estate owned expense	176	276
Deposit insurance expense	706	683
Advertising expense	416	214
Other operating expense	3,183	3,118
Total non-interest expenses	18,220	17,543
Income before income taxes	6,516	5,115
Provision for income taxes	1,661	963
Net income	$4,855	$4,152

Weighted-average shares outstanding:
Basic	19,612,520	19,871,405
Diluted	19,676,484	19,902,305

Earnings per share:
Basic	$0.25	$0.21
Diluted	$0.25	$0.21

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended December 31,
	2010				2009
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$40,567		$20	0.20%	$64,866		$114	0.70%
Debt securities: (2)
U.S. Government	-		-	-	10,326		5	0.19
Gov't-sponsored enterprises	375,638		2,869	3.06	235,645		2,421	4.11
Mortgage-backed	298,353		2,629	3.52	284,050		3,104	4.37
Municipal bonds	47,130		498	4.23	24,223		248	4.10
Other	1,062		2	0.75	10,774		312	11.58
Restricted stock	18,172		-	-	17,579		5	0.11
Real estate mortgages (3)	913,745		12,828	5.62	865,970		12,346	5.70
C&I loans (3)	696,436		10,426	5.99	510,371		7,760	6.08
IRBs (3)	169,379		1,867	4.41	121,196		1,453	4.80
Consumer loans (3)	3,305		41	4.96	5,316		91	6.85
Total interest-earning assets	2,563,787		31,180	4.86	2,150,316		27,859	5.18
Allowance for loan losses	(16,845)				(14,003)
Total earning assets less allowance
for loan losses	2,546,942				2,136,313
Non-interest-earning assets	193,772				132,633
Total assets	$2,740,714				$2,268,946

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$450,830		1,268	1.13	$318,748		875	1.10
Money market accounts	850,142		2,433	1.14	623,484		2,479	1.59
Term certificates	557,471		2,510	1.80	510,741		2,822	2.21
Total deposits	1,858,443		6,211	1.34	1,452,973		6,176	1.70
Borrowed funds:
Short-term borrowings	74,564		64	0.34	121,451		103	0.34
Long-term debt	204,103		1,789	3.51	198,440		1,900	3.83
Subordinated debt	30,073		467	6.21	29,965		466	6.22
Total interest-bearing liabilities	2,167,183		8,531	1.57	1,802,829		8,645	1.92
Non-interest-bearing deposits	260,241				195,679
Other non-interest-bearing liabilities	22,781				22,986
Total non-interest-bearing liabilities	283,022				218,665
Total liabilities	2,450,205				2,021,494
Stockholders' equity	290,509				247,452
Total liabilities and stockholders' equity	$2,740,714				$2,268,946

Net interest income			$22,649				$19,214
Net interest rate spread (4)				3.29%				3.26%
Net interest-earning assets (5)	$396,604				$347,487
Net interest margin (6)				3.53%				3.57%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.18	x			1.19	x

(1) Yields are annualized.
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Years Ended December 31,
	2010				2009
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate	Balance		Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$57,164		$125	0.22%	$48,946		$406	0.83%
Debt securities: (1)
U.S. Government	4,712		8	0.17	3,091		18	0.58
Gov't-sponsored enterprises	293,546		9,759	3.32	202,486		9,412	4.65
Mortgage-backed	289,031		10,761	3.72	252,042		11,678	4.63
Municipal bonds	32,832		1,255	3.82	22,248		906	4.07
Other	7,743		769	9.93	4,710		514	10.91
Restricted stock	18,752		12	0.06	14,791		6	0.04
Real estate mortgages (2)	917,957		52,517	5.72	694,412		39,330	5.66
C&I loans (2)	629,905		37,087	5.89	461,910		27,331	5.92
IRBs (2)	140,646		6,527	4.64	91,618		4,383	4.78
Consumer loans (2)	3,434		189	5.50	4,685		373	7.96
Total interest-earning assets	2,395,722		119,009	4.97	1,800,939		94,357	5.24
Allowance for loan losses	(16,031)				(12,972)
Total earning assets less allowance
for loan losses	2,379,691				1,787,967
Non-interest-earning assets	193,141				109,488
Total assets	$2,572,832				$1,897,455

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$425,554		4,939	1.16	$230,857		2,717	1.18
Money market accounts	741,898		9,628	1.30	534,321		11,190	2.09
Term certificates	558,238		9,761	1.75	442,476		11,922	2.69
Total deposits	1,725,690		24,328	1.41	1,207,654		25,829	2.14
Borrowed funds:
Short-term borrowings	60,621		244	0.40	98,152		372	0.38
Long-term debt	209,597		7,246	3.46	171,401		7,317	4.27
Subordinated debt	29,965		1,861	6.21	29,965		1,965	6.56
Total interest-bearing liabilities	2,025,873		33,679	1.66	1,507,172		35,483	2.35
Non-interest-bearing deposits	235,001				145,025
Other non-interest-bearing liabilities	21,509				14,359
Total non-interest-bearing liabilities	256,510				159,384
Total liabilities	2,282,383				1,666,556
Stockholders' equity	290,449				230,899
Total liabilities and stockholders' equity	$2,572,832				$1,897,455

Net interest income			$85,330				$58,874
Net interest rate spread (3)				3.31%				2.89%
Net interest-earning assets (4)	$369,849				$293,767
Net interest margin (5)				3.56%				3.27%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.18	x			1.19	x

(1) Average balances are presented at average amortized cost.
(2) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(3) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended
	December 31, 2010				September 30, 2010
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$40,567		$20	0.20%	$45,395		$30	0.26%
Debt securities: (2)
U.S. Government	-		-	-	-		-	-
Gov't-sponsored enterprises	375,638		2,869	3.06	325,286		2,741	3.37
Mortgage-backed	298,353		2,629	3.52	276,293		2,540	3.68
Municipal bonds	47,130		498	4.23	32,050		310	3.87
Other	1,062		2	0.75	9,326		160	6.86
Restricted stock	18,172		-	-	23,067		8	0.14
Real estate mortgages (3)	913,745		12,828	5.62	880,169		12,353	5.61
C&I loans (3)	696,436		10,426	5.99	639,855		9,475	5.92
IRBs (3)	169,379		1,867	4.41	142,668		1,686	4.73
Consumer loans (3)	3,305		41	4.96	3,517		49	5.57
Total interest-earning assets	2,563,787		31,180	4.86	2,377,626		29,352	4.94
Allowance for loan losses	(16,845)				(16,325)
Total earning assets less allowance
for loan losses	2,546,942				2,361,301
Non-interest-earning assets	193,772				222,869
Total assets	$2,740,714				$2,584,170

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$450,830		1,268	1.13	$435,559		1,403	1.29
Money market accounts	850,142		2,433	1.14	769,254		2,563	1.33
Term certificates	557,471		2,510	1.80	546,500		2,206	1.61
Total deposits	1,858,443		6,211	1.34	1,751,313		6,172	1.41
Borrowed funds:
Short-term borrowings	74,564		64	0.34	40,102		41	0.41
Long-term debt	204,103		1,789	3.51	207,606		1,809	3.49
Subordinated debt	30,073		467	6.21	30,481		568	7.45
Total interest-bearing liabilities	2,167,183		8,531	1.57	2,029,502		8,590	1.69
Non-interest-bearing deposits	260,241				242,240
Other non-interest-bearing liabilities	22,781				20,258
Total non-interest-bearing liabilities	283,022				262,498
Total liabilities	2,450,205				2,292,000
Stockholders' equity	290,509				292,170
Total liabilities and stockholders' equity	$2,740,714				$2,584,170

Net interest income			$22,649				$20,762
Net interest rate spread (4)				3.29%				3.25%
Net interest-earning assets (5)	$396,604				$348,124
Net interest margin (6)				3.53%				3.49%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.18	x			1.17	x

(1) Yields are annualized.
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
SELECTED FINANCIAL RATIOS AND OTHER DATA
(Unaudited)

At or For
At or For the	At or For the	the Three
Three Months Ended	Years Ended	Months Ended
December 31,	December 31,	September 30,
2010	2009	2010	2009	2010

Performance Ratios:

Return on assets (ratio of income to average total assets) (1)	0.71%	0.46%	0.71%	0.28%	0.64%
Return on equity (ratio of income to average equity) (1)	6.68%	4.25%	6.27%	2.30%	5.68%
Net interest rate spread (1) (2)	3.29%	3.26%	3.31%	2.89%	3.25%
Net interest margin (1) (3)	3.53%	3.57%	3.56%	3.27%	3.49%
Efficiency ratio (4)	66.83%	81.89%	69.24%	83.39%	72.11%
Non-interest expenses to average total assets (1)	2.66%	3.08%	2.74%	2.95%	2.72%
Average interest-earning assets to interest-bearing liabilities	1.18	x	1.19	x	1.18	x	1.19	x	1.17	x

Asset Quality Ratios:

Non-performing assets to total assets	0.52%	0.77%	0.52%	0.77%	0.73%
Non-performing loans to total loans	0.78%	1.01%	0.78%	1.01%	1.05%
Allowance for loan losses to non-performing loans	128.51%	82.49%	128.51%	82.49%	89.87%
Allowance for loan losses to total loans	1.00%	0.88%	1.00%	0.88%	0.94%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	15.40%	15.86%	15.40%	15.86%	15.83%
Tier 1 risk-based capital (to risk-weighted assets)	14.48%	15.05%	14.48%	15.05%	14.95%
Tier 1 leverage capital (to average assets)	10.44%	12.25%	10.44%	12.25%	11.03%
Stockholders' equity to total assets	10.00%	11.43%	10.00%	11.43%	11.16%
Average stockholders' equity to average assets	10.60%	10.91%	11.29%	12.17%	11.31%

(1) Ratios for the three months ended December 31, 2010 and 2009 and September 30, 2010 are annualized.
(2) The net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) The net interest margin represents net interest income as a percent of average interest-earning assets.
(4) The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.